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                                  EXHIBIT 16.1


                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                       (973) 790-8775; Fax: (973) 790-8845

                                                              August 1, 2000


Mr. Paul Clark
President
Maritime Transport & Technology, Inc.
1535 Memphis Junction Road
Bowling Green, Kentucky, 42101.



         I have previously acted as independent auditor for Maritime Transport & Technology, Inc. (the "Company") and reported on the audited consolidated financial statements of the Company as of May 31, 1998 and 1999 and the unaudited financial statements of the Company for the interim periods through July 20, 2000 but have my resignation as independent auditor.


         I have received and reviewed the Form 8-K dated August 2, 2000 Reporting in Item 4 the change in independent auditor attendant to my resignation and the appointment of J.H. Cohn LLP as the Company's new independent auditor.


         I have reviewed Item 4 of such Form 8-K and have no disagreements with the statements made therein by the Registrant.


                                            Respectfully submitted,

                                            /s/ Thomas P. Monahan

                                            Certified Public Accountant